Exhibit 10.27

AMENDMENT TO

WASTE INDUSTRIES USA, INC.

1997 STOCK PLAN

WHEREAS, the 1997 Stock Plan (the “1997 Plan”) of Waste Industries USA, Inc., a North Carolina corporation (the “Company”), was adopted on April 21, 1997 and amended August 4, 2003 by the Company; and

WHEREAS, the Company is party to an Agreement and Plan of Merger, dated December 17, 2007, among the Company, Marlin Holders LP and Marlin Merger Co., Inc. (the “Merger Agreement”) and pursuant to Section 2.3 of the Merger Agreement, the Company is required to take certain actions regarding Company Stock Options (as defined in the Merger Agreement) that require an amendment to the 1997 Plan.

WHEREAS, pursuant to Section 15 of the 1997 Plan, the board of directors of the Company has authorized an amendment to the 1997 Plan concerning the treatment of Options (as defined in the 1997 Plan) and Stock Purchase Rights (as defined in the 1997 Plan) in connection with the transactions contemplated by the Merger Agreement;

NOW, THEREFORE, effective immediately prior to the Effective Time (as defined in the Merger Agreement), the 1997 Plan shall be amended as follows:

1. Section 12(c) of the 1997 Plan shall be amended by adding the following paragraph after the first paragraph of Section 12(c):

Notwithstanding the foregoing, immediately prior to the Effective Time of the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated December 17, 2007, among the Company, Marlin HoldCo LP and Marlin MergeCo Inc. (the “Merger Agreement”), each outstanding Option or Stock Purchase Right, whether vested or unvested, shall be cancelled and converted into the right to receive a cash payment per share of Common Stock issuable under such Option or Stock Purchase Right equal to the excess, if any, of (x) the consideration received per share of Common Stock in the Merger over (y) the exercise price payable with respect to such share of Common Stock issuable under such Option or Stock Purchase Right. Such cash payments shall be made to the holders of such Options or Stock Purchase Rights as soon as practicable after the closing of the Merger, and in any event, no later than thirty (30) days after the closing of the Merger.

2. Except as herein amended, the terms and provisions of the 1997 Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Waste Industries USA, Inc. 1997 Stock Plan has been adopted effective as of the 17th day of December 2007.

WASTE INDUSTRIES USA, INC.

/s/ D. Stephen Grissom
D. Stephen Grissom, Chief Financial Officer